SECOND
                             MASTER REAFFIRMATION OF
                      PARENT PLEDGE AND SUPPORT AGREEMENTS


                  This SECOND MASTER REAFFIRMATION OF PARENT PLEDGE AND SUPPORT AGREEMENTS (this "Reaffirmation") is executed as of this 6th day of September, 1996 by American Communications Services, Inc., a Delaware corporation (the "Parent"), in favor of AT&T Credit Corporation, a Delaware corporation ("Lender").

                                   WITNESSETH

                  WHEREAS, American Communications Services of Louisville, Inc., American Communication Services of Fort Worth, Inc., American Communication Services of Columbia, Inc. and American Communication Services of Greenville, Inc., and American Communication Services of El Paso, Inc. (each a Delaware corporation), entered into those certain Loan and Security Agreements each dated respectively as of October 16, 1994, February 28, 1995, June 30, 1995 and September 9, 1995, as amended (collectively, as so amended and as further amended, restated or modified, the "Loan Agreements") with Lender;

                  WHEREAS, to induce Lender to enter into the Loan Agreement, Parent executed and delivered those certain Parent Pledge and Support Agreements each dated as of October 16, 1994, February 28, 1995, June 30, 1995 and September 9, 1995, as amended (collectively, as so amended and as further amended, restated or modified, the "Pledge Agreements") in favor of the Lender;

                  WHEREAS, the parties to the Loan Agreements are entering into that certain Second Master Amendment to Loan and Security Agreements, Waiver and Equipment Notes Modification Agreement (the "Amendment") of even date herewith; and

                  WHEREAS, it is a condition precedent to the effectiveness of the Amendment that Parent execute and deliver this Reaffirmation;

                  NOW, THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parent hereby agrees as follows:

                  1. Reaffirmation of Pledge Agreements. The Parent acknowledges that it has received and reviewed the Amendment and reaffirms that (a) the pledge of the "Pledged Stock" as defined in the respective Pledge Agreements and the liens and security interest granted therein and (b) the Pledge Agreements and the liens and security interest granted therein shall continue in full force and effect in accordance with their respective terms notwithstanding the execution and delivery of the Amendment.

                  2. Governing Law and Jurisdiction. This Reaffirmation shall be construed in accordance with and governed by the internal laws of the State of New Jersey, without giving effect to any conflicts of laws principles.



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                  3.  Execution in Counterparts.  This Reaffirmation may be
executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.












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                  IN WITNESS  WHEREOF,  the  parties  hereto  have  caused  this
Reaffirmation to be duly executed by their duly authorized representatives as of the day and year first written above.

                                     AMERICAN COMMUNICATIONS SERVICES, INC.

                                     By: /s/ RICHARD A. KOZAK
                                     Name: Richard A. Kozak
                                     Title: President & Chief Executive Officer






Acknowledged and agreed to as of the day and year first written above.

AT&T CREDIT CORPORATION

By: /s/ EDWARD W. ANDREWS, JR.
Name: Edward W. Andrews, Jr.
Title: President













































226889.01  GABBAY, ALAN M.  CH   September 30, 1996 (7:19AM)